Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

REE Automotive Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Time	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, without par value	457(f)	3,112,500	(1)(2)	$1.15	(3)	$3,579,375	(3)	$92.70 per $1,000,000	$331.81
	Other	Warrants to purchase Class A ordinary shares	—	15,562,500	(4)	—		—		—	—	(5)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$3,579,375			$331.81
	Total Fees Previously Paid										—
	Total Fee Offsets										—
	Net Fee Due										$331.81

(1)	Represents the maximum number of Class A ordinary shares, without par value (the “Class A ordinary shares”) of the registrant that may be issued directly to (i) holders of the registrant’s public warrants and all holders of the registrant’s private placement warrants who tender their respective warrants pursuant to the Offer (as defined in the Prospectus/Offer to Exchange) and (ii) holders of public warrants and private placement warrants who do not tender their respective warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined in the Prospectus/Offer to Exchange), if approved, may receive Class A ordinary shares of the registrant in the event the registrant exercises its right to convert the warrants into Class A ordinary shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Company is also registering an indeterminate number of additional Class A ordinary shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Estimated pursuant to Rule 457(f) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $1.15 per share, which is the average of the high and low prices of the Class A ordinary shares on The Nasdaq Global Market on August 22, 2022.

(4)	Represents the maximum number of public warrants that may be amended pursuant to the Warrant Amendment.

(5)	In accordance with Rule 457(g) under the Securities Act, the entire registration fee for the warrants is allocated to the Class A ordinary shares underlying the warrants, and no separate fee is payable for the warrants.